EX. 99.14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
JNL Series Trust:

We consent to the use of our report dated February 28, 2014 with respect to the financial statements of JNL/Mellon Capital Global Alpha Fund and JNL/AQR Managed Futures Strategy Fund, each a series of JNL Series Trust as of December 31, 2013,  incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Combined Information Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
January 16, 2015
Chicago, Illinois